SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 7, 2005

OCTEL CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-13879	98-0181725
(State or other jurisdictions of Incorporation)	Commission File Number	(I.R.S. employer identification number)

Octel Corp., Global House, Bailey Lane, Manchester, UK	M90 4AA
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: 011 - 44 -161- 498 - 8889

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the board meeting held on December 15, 2004, it was resolved to amend the by-laws of Octel Corp. The amendment to Article II, Section 6 “Voting” clarified that Directors are to be elected by a plurality of the votes of the shares present or represented by proxy at the shareholders’ meeting and the Directors or officers presiding at the shareholders’ meeting may require, at their discretion, that any votes cast be done so by written ballot. The amendment to Article III, Section 1 “Number and Election of Directors” clarified the procedure by which members of the Board of Directors are elected. The amendment sets out that the person receiving the greatest number of votes up to the number of directors then to be elected, shall be elected.

Item 8.01 Other Events

The press release dated February 7, 2005, announced Octel Corp.’s results for the fourth quarter of the year ending December 31, 2004. The press release is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 2.02, including the attached Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

99.1	Press Release, dated February 7, 2005, announcing financial results for the fourth quarter of the year ending December 31, 2004.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCTEL CORP.

By:	/s/ Paul W. Jennings
Name:	Paul W. Jennings
Title:	Executive Vice President and Chief Financial Officer

Date: February 7, 2005

3

EXHIBIT INDEX

Exhibit Number
99.1	Press Release, dated February 7, 2005, announcing financial results for the fourth quarter of the year ending December 31, 2004